As filed with the Securities and Exchange Commission on November 28, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NSTAR

(Exact name of the registrant as specified in its charter)

MASSACHUSETTS	04-3466300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 Boylston Street

Boston, Massachusetts 02199

(617) 424-2000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

JAMES J. JUDGE,

Senior Vice President, Treasurer and

Chief Financial Officer

NSTAR

800 Boylston Street

Boston, Massachusetts 02199

(617) 424-2000

(Name and address, including zip code, and telephone number,

including area code, of agent for service of process for the registrant)

With copies to:

DAVID A. FINE, ESQ.	RICHARD J. MORRISON, ESQ.
Ropes & Gray LLP	Associate General Counsel, NSTAR
One International Place	800 Boylston Street
Boston, Massachusetts 02110	Boston, Massachusetts 02199
(617) 951-7000	(617) 424-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Shares, par value $1.00 per share	1,500,000 shares(1)(2)	(1)	$1.00(1)(3)	$0

(1)	This registration statement is filed in accordance with Rule 415(a)(6) under the Securities Act of 1933 and registers only securities that were previously registered and remain unsold. In accordance with Rule 415(a)(6), no registration fee is due.
(2)	Also includes such indeterminate number of Common Shares as may be issued as a result of adjustment by reason of a share dividend, share split, recapitalization or other similar event.
(3)	This registration statement includes 1,500,000 Common Shares previously registered under Registration Statement No.333-117014 filed by the registrant with the Commission on June 30, 2004, and that remain unsold. Pursuant to Rule 415(a)(6), $4,508 of filing fees previously paid in connection with such unsold securities, which will continue to be applied to such unsold securities.

PROSPECTUS

DIVIDEND REINVESTMENT AND DIRECT

COMMON SHARES PURCHASE PLAN

The NSTAR Dividend Reinvestment and Direct Common Shares Purchase Plan (the “Plan”) provides a convenient and economical way for you to purchase Common Shares of NSTAR (the “Company”) and offers you the opportunity to reinvest cash dividends and purchase additional Common Shares with optional cash investments.

You do not have to be a current shareholder to participate in the Plan. You may enroll in the Plan by making an initial investment of at least $500, which will be applied to the initial purchase of Common Shares.

Participants in the Plan have the opportunity to make weekly optional cash investments. The minimum optional cash investment amount is $50. The maximum amount of optional cash investments that you may invest in any calendar year is $250,000, including any initial investment. Participants in the Plan may make automatic monthly investments for a specified amount (not less than $50 per month) through an Automated Clearing House (“ACH”) withdrawal from their savings or checking account for purchases of Common Shares. Employees have the additional option of utilizing payroll deductions to make the initial and subsequent optional cash investments.

The price of Common Shares purchased from the Company under the Plan will be 100% of the average of the high and low sales prices for such shares as reported by the New York Stock Exchange (NYSE) composite transaction reporting system for the applicable investment date. The purchase price for Common Shares purchased on the open market will be equal to the weighted average price for all Common Shares so purchased by the Plan administrator for the applicable investment date.

NSTAR Common Shares trade on the NYSE under the ticker symbol “NST.” On November 21, 2008, the closing price of our Common Shares was $34.38 per share.

This Prospectus relates to 1,500,000 Common Shares of the Company. You should retain this Prospectus for future reference.

Investing in our Common Shares involves risks. Before you purchase any shares under the Plan, you should carefully consider the risks discussed in this Prospectus under Question 2, “What are the disadvantages or risks of the Plan?” You should also consider the risks that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission, or the “SEC,” on February 11, 2008, and/or any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” as discussed on pages 13-14 of this Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 28, 2008

ABOUT THIS PROSPECTUS

This Prospectus replaces the Plan Prospectus dated July 29, 2004.

Please read this Prospectus carefully. If you own Common Shares now, or if you decide to buy Common Shares in the future, please keep this Prospectus with your permanent investment records since it contains important information about the Plan.

You should rely on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with different information. This Prospectus may be used only where it is legal to sell these securities. You should not assume that the information contained in this Prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

THE COMPANY

NSTAR is an energy delivery company serving approximately 1.4 million customers in 107 cities and towns in Massachusetts, including approximately 1.1 million electric distribution customers in 81 communities and approximately 300,000 gas distribution customers in 51 communities. NSTAR’s retail utility subsidiaries are NSTAR Electric Company and NSTAR Gas Company. NSTAR also conducts non-utility, unregulated operations.

NSTAR’s principal executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199, and its telephone number is (617) 424-2000. Our website is www.nstar.com.

DESCRIPTION OF THE PLAN

The following is a question and answer statement of the provisions of the Company’s Dividend Reinvestment and Direct Common Shares Purchase Plan.

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a convenient and economical way of investing cash dividends in Common Shares of the Company as well as making optional cash investments to purchase Common Shares.

RISKS, FEATURES AND BENEFITS

2.	What are the disadvantages or risks of the Plan?

In addition to those risks of an investment in our Common Shares set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission, or the “SEC,” on February 11, 2008, and/or any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” as discussed on pages 13-14 of this Prospectus, the disadvantages or risks of the Plan include:

•	No interest paid on funds pending investment. No interest is paid on dividends or funds held by the Plan administrator pending investment or reinvestment.

•	You bear all risk of loss that may result from market fluctuations in the price of Common Shares of the Company. Your ability to purchase or sell Common Shares is subject to the terms of the Plan.

You may not be able to purchase or sell your Common Shares in the Plan in time to react to market conditions. In addition, you will not know the exact number of Common Shares purchased until after the Investment Date. Accordingly, you must bear the market risk associated with fluctuations in the price of our Common Shares.

•

We do not guarantee the payment of future dividends. Our Board of Trustees has the sole discretion to declare and pay dividends. Although we have paid cash dividends on a regular basis in the past, the amount and timing of any dividends may be changed at any time without notice. See Question 15 below for additional information regarding the payment of dividends.

3.	What are the features of the Plan?

Participants in the Plan may:

•	reinvest all or part of their Common Share dividends

•	reinvest all or part of the dividends on their NSTAR Electric Company Preferred Stock in Common Shares

•	purchase additional Common Shares with cash, as often as once per week ($50 minimum-$250,000 annual maximum)

•	use electronic funds transfer from their bank account for automatic monthly purchase of Common Shares

•	sell Common Shares through the Internet or by telephone

•	deposit Common Share certificates in safekeeping

•	receive a regular statement of account with a complete record of each transaction.

Full investment of funds is possible under the Plan because the Plan permits fractional Common Shares, as well as full Common Shares, to be credited to participants’ accounts. In addition, dividends in respect of such fractions, as well as on full Common Shares, will be credited to participants’ accounts.

ADMINISTRATION

4.	Who administers the Plan for participants?

Computershare Trust Company, N.A. (“Computershare”), a federally chartered trust institution, administers the Plan for participants, maintains records, sends statements of account to participants following the completion of any activity affecting the balance of an account and performs other duties relating to the Plan. Correspondence to Computershare should be sent to Computershare Trust Company, N.A., NSTAR Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078. Computershare may be contacted by calling 1-800-338-8446 or for the TDD for the hearing impaired by calling 1-800-952-9245. You may also contact Computershare through the Internet at www.nstar.com or through Computershare’s website at www.computershare.com.

PARTICIPATION

5.	Who is eligible to participate in the Plan?

NSTAR Shareholders:

All holders of record of Common Shares or shares of Preferred Stock of NSTAR Electric Company are eligible to participate in the Plan. Purchases under the Plan will be made only in Common Shares. Beneficial owners of any of the Company’s Common Shares whose Common Shares are registered in names other than their own (e.g., a broker or bank nominee), may arrange for the record holder to participate in the Plan on his or her behalf. To facilitate this, the Company has instructed Computershare to make arrangements with major depositories to provide for brokers and bank nominees to participate on a dividend-by-dividend basis on behalf of beneficial owners. Beneficial owners who are unable to arrange participation with their broker or bank nominee must become a record holder by having the Common Shares registered in their own name. Alternatively, beneficial owners may participate in the same manner as interested investors who do not currently own any Common Shares, as described below.

Interested Investors Who Are Not Currently Shareholders:

All interested investors who are not already shareholders of the Company may participate in the Plan without first becoming shareholders of the Company. Once an interested investor joins the Plan, that investor’s participation in the Plan is no different from that of any other shareholder who participates in the Plan.

PARTICIPATION BY CURRENT SHAREHOLDERS

6.	How does a current shareholder enroll in the Plan?

A shareholder may enroll in the Plan at any time:

•	through the Internet at www.nstar.com or Computershare’s website at www.computershare.com,

•	by calling Computershare at 1-800-338-8446, or

•	by completing the Enrollment Form and returning it to Computershare.

Those shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared.

7.	Can a shareholder deposit Common Shares held in certificate form in Safekeeping?

Any shareholder who holds Common Shares in certificate form may deposit those Common Shares into the Plan. Deposited Common Shares will then be held in book-entry form (i.e., deposit those Common Shares in “Safekeeping” as described below).

The certificates of Common Shares submitted for Safekeeping will be added to the participant’s account balance and will appear in subsequent statements. Certificates should be sent to Computershare Trust Company, N.A., NSTAR Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078 by registered or certified mail, properly insured, with a letter of instruction notifying Computershare of a desire to deposit shares into Safekeeping. Certificates should not be endorsed for deposit purposes.

PARTICIPATION BY INTERESTED INVESTORS WHO ARE NOT CURRENT SHAREHOLDERS

8.	How does an interested investor who is not currently a shareholder enroll in the Plan?

If you are not a current NSTAR shareholder, you may enroll in the Plan through the Internet at www.nstar.com or Computershare’s website at www.computershare.com. Alternatively, you may mail a completed Initial Enrollment Form together with a check of at least $500 payable to “Computershare” to Computershare Trust Company, N.A., NSTAR Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078 in the return envelope provided. All checks must be in U.S. funds and drawn on a U.S. bank or financial institution. Computershare will not accept cash, traveler’s checks, money orders or third-party checks.

You may also join the Plan by authorizing a minimum of ten (10) consecutive automatic monthly deductions of at least $50 from your U.S. bank account. Simply complete a Direct Debit Authorization form.

Upon receiving the Initial Enrollment Form and establishing an account, Computershare will make the initial investment within five (5) trading days.

PARTICIPATION BY EMPLOYEES

9.	How does an employee enroll in the Plan?

Employees may also enroll in the same manner as current shareholders or interested investors as described above. In addition, employees may enroll in the Plan by means of the payroll deduction option as described in Question 13.

INVESTMENT OPTIONS

10.	What are the dividend reinvestment options?

As a participant in the Plan, you may elect to reinvest all, part, or none of the dividends on your NSTAR Common Shares or NSTAR Electric Company Preferred Shares for the purchase of additional NSTAR Common Shares. The options available to you are as follows:

•

Full Dividend Reinvestment. If you select this option, Computershare will apply all of your dividends on all Common Shares and/or NSTAR Electric Company Preferred Stock registered in your name toward the purchase of additional NSTAR Common Shares.

•

Partial Dividend Reinvestment. If you select this option, Computershare will pay your dividends in cash on the number of Common Shares that you specify on your enrollment form and apply the balance of your dividends toward the purchase of additional Common Shares.

•

Cash Payments Only (No Dividend Reinvestment). If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or direct deposit (at your option) for all of your cash dividends.

The dates on which dividends will be reinvested are described in Question 15. Computershare will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise.

FEES

11.	Are there any fees to participants in connection with purchases under the Plan?

The following fees apply:

Description	Amount
Initial enrollment fee, if applicable	$10.00
Service charge for optional cash investments (checks)	$5.00 per purchase
Service charge for investment of automatic bank withdrawals	$2.50 per purchase
Processing fee on open market purchases of Common Shares (including optional cash investments and dividend reinvestment)	$0.05 per share
Service charge for a batch order sale of Common Shares	$15.00 per sale
Processing fee on a batch order sale of Common Shares	$0.12 per share
Service charge for a market order sale of Common Shares	$25.00 per sale
Processing fees on a market order sale of Common Shares	$0.12 per share
Charge for dishonored checks/automatic monthly withdrawals	$35.00 per occurrence
Charge for prior year history	$25.00 per year

All per share processing fees include the applicable brokerage commissions Computershare is required to pay. All Plan fees and charges, including processing fees, are subject to change without notice.

OPTIONAL CASH INVESTMENTS

12.	What are the limitations on making optional cash investments?

The option to make cash investments is available to participants at any time. To purchase Common Shares by making optional cash investments, you must invest at least $50 at any one time (at least $500 for an initial investment if you are not already a shareholder) but cannot invest more than $250,000 in any calendar year. The same amount of money need not be invested each time, and there is never any obligation to make an optional cash investment.

13.	How is an optional cash investment made?

There are several ways to make optional cash investments:

By Check:

Optional cash investments may be made by the use of the cash payment form attached to the statement sent to participants by Computershare. Optional cash investments should be made in the form of a check payable in U.S. funds, drawn on a U.S. bank. Checks should be made payable to Computershare, and mailed to the address that appears on a participant’s Statement of Holdings in the envelope provided.

An optional cash investment may be made by a shareholder when enrolling by enclosing a check with the completed Enrollment Form. Checks should be made payable to Computershare, and returned in the envelope provided to the address on the form along with the Enrollment Form.

Computershare will not accept cash, traveler’s checks, money orders or third-party checks for optional cash investments.

Through the Internet:

Optional cash investments may be made through the Internet with a withdrawal from a U.S. savings or checking account at www.nstar.com or Computershare’s website at www.computershare.com. Participants should check their online confirmation for their bank account withdrawal date and their Investment Date.

By Automatic Monthly Investment:

Participants in the Plan may make automatic monthly investments of a specified amount (not less than $50 per month) through an ACH withdrawal from their savings or checking account at a U.S. bank. Once automatic deductions are initiated, funds will be debited from the participant’s designated bank account on either the 1st or the 15th of each month. If the 1st or 15th is not a banking business day, then the debit date will be the next business day that is also a banking day. Automatic investment funds will be held by Computershare for three (3) banking business days before they are invested in Common Shares on the first Investment Date thereafter. Participants may enroll through the Internet at www.nstar.com or Computershare’s website at www.computershare.com. Alternatively, enrollment forms for Automatic Monthly Investment may be obtained by calling Computershare at 1-800-338-8446. Properly completed Automatic Monthly Investment Forms returned to Computershare will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using the automatic investment feature.

Automatic withdrawals will continue indefinitely until Computershare is notified that the automatic deductions are to stop. Participants can change or stop the automatic payments by providing notice through the Internet or by completing and returning a new form to Computershare.

Through Payroll Deduction (Employees Only):

Employees can enroll in the Plan and make optional cash investments through payroll deductions. To authorize payroll deductions, employees should complete the Employee Payroll Deduction Authorization Form (available from the Company’s Investor Relations Department). This form authorizes the Company to deduct any amount specified by the employee, but at least $50 per month (and subject to the $250,000 annual maximum investment), from the employee’s regular paycheck. Each month, Computershare will invest the accumulated payroll deductions in Common Shares beginning on the first optional cash Investment Date for that month. If the total amount contributed by an employee through payroll deductions and optional cash investments exceeds the annual $250,000 limit, Computershare will return to the employee the excess received over $250,000.

In order to commence payroll deductions, the Employee Payroll Deduction Authorization Form must be received by the Company’s Payroll Department two weeks before the payday on which the employee has requested the deductions to begin. An employee may change the amount of the deductions by submitting a new Employee Payroll Deduction Authorization Form, or other appropriate form which may be obtained from the Company, two weeks before the payday on which the employee wishes to effect the change. No interest will be paid by the Company or Computershare on payroll deductions.

14.	When will optional cash investments received by Computershare be invested?

Optional cash investments will be invested at least once per week, typically on Wednesday. Optional cash investments must be received at least two business days prior to an Investment Date to be invested on that date. If that date is a day on which the NYSE is closed, the Investment Date will be the next following date on which the NYSE is open. Under no circumstances will the Company or Computershare pay interest on any funds held pending investment. Any funds held by Computershare will be returned upon the participant’s written request, provided the request is received at least two business days before an Investment Date. Any optional cash investments received of less than $50 (or less than $500 for an initial investment) or in excess of the $250,000 annual maximum will be returned to the participant.

In the event that any deposit of money (by check or ACH debit transaction) is returned to Computershare unpaid for any reason, Computershare will consider the request for investment of such money null and void and shall immediately remove from the participant’s account any Common Shares or fraction thereof which may have been credited to that account in connection with the returned deposit. Computershare shall be entitled to sell these Common Shares to satisfy any amount of such money uncollected. If the net proceeds of the sale of such Common Shares are insufficient to satisfy the balance of such monies which are uncollected, the participant shall be liable for any such deficiency and Computershare shall be entitled to sell additional Common Shares from the participant’s account to satisfy the uncollected balance. In addition, a fee will be charged for any such deposit returned unpaid. (See our current Plan fee schedule in Question 11 for more information.)

DIVIDEND REINVESTMENT

15.	When will dividends be invested?

Cash dividends on Common Shares and NSTAR Electric Company Preferred Stock are generally payable on or about the first day of February, May, August and November. The Investment Date for these dividends will be on the dividend payment date or, if that date is a day on which the NYSE is closed, the Investment Date will be the next following date on which the NYSE is open.

If Computershare receives an Enrollment Form signed by a shareholder entitled to a dividend on or before the record date for a particular dividend (generally on or about the 10th day of the month prior to the payment date), that dividend will be used to purchase additional Common Shares for the shareholder on the payment date for that dividend. If the Enrollment Form is received by Computershare after the record date for a particular dividend, then the reinvestment of dividends will not begin until the next following applicable dividend payment date. For example, in order to invest the quarterly Common Shares dividend payable November 1 with a record date of October 10, a shareholder’s Enrollment Form must be received by Computershare no later than October 10. If the Enrollment Form is received after October 10, the dividend payable on November 1 will be paid in cash, and the shareholder’s participation in the Plan will begin with the next dividend payment date (February 1).

SOURCE OF PURCHASED COMMON SHARES

16.	What is the source of Common Shares purchased under the Plan?

Common Shares needed to meet the requirements of the Plan will be either newly issued Common Shares purchased directly from the Company or Common Shares purchased in the open market. The Company may change its determination regarding the source of Common Shares no more than once every three months.

17.	How many Common Shares will be purchased for participants?

The number of Common Shares purchased (including any fraction of a Common Share) for a particular Investment Date will be determined by dividing the total amount of cash dividends, optional cash investments (including payroll deductions) and/or any initial investment of the participant on that Investment Date by the applicable purchase price per Common Share. In the event of open market purchases, Common Shares will not be allocated to participants’ accounts until the date on which Computershare has settled purchases of sufficient Common Shares for all participants.

18.	What will be the price of Common Shares purchased under the Plan?

In the event that Common Shares are purchased by Computershare on the open market, the purchase price to participants will be equal to the weighted average purchase price for all Common Shares so purchased for the relevant Investment date.

In the event that Common Shares are issued by the Company, the purchase price will be 100% of the average of the daily high and low sales prices for such Common Shares as reported on the NYSE composite transaction reporting system for the applicable Investment Date.

REPORTS TO PARTICIPANTS

19.	How will participants be advised of their purchase of Common Shares?

As soon as practicable after each purchase, a participant will receive a statement of account. These statements are a participant’s continuing record of purchases made through the Plan and should be retained for tax purposes. In addition, each participant will receive copies of the same communications sent to every other shareholder, including the annual report, notice of shareholders’ meeting and proxy statement, and income tax information for reporting dividends paid.

Participants should be aware that it is important to retain all statements received because, generally, a fee is incurred when requesting past history from Computershare. (See our current Plan fee schedule in Question 11 for more information.)

CERTIFICATES FOR COMMON SHARES

20.	Will certificates be issued for Common Shares purchased through the Plan?

Normally, certificates for Common Shares purchased under the Plan will not be issued to participants. The number of Common Shares credited to an account under the Plan will be shown on the participant’s statement of account. This additional service protects against loss, theft or destruction of certificates.

Certificates for any number of whole Common Shares credited to an account under the Plan will be issued upon the request of a participant who wishes to remain in the Plan. Requests may be made by accessing your account through the Internet at www.nstar.com or Computershare’s website at www.computershare.com, or by calling Computershare at 1-800-338-8446. Written requests should be mailed to Computershare Trust Company, N.A., NSTAR Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078. A withdrawal/termination form is provided on your account statement for this purpose.

Common Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such Common Shares must request that certificates for such Common Shares be issued in the participant’s name.

Certificates for fractional Common Shares will not be issued under any circumstances.

21.	In whose name will an account be maintained and certificates registered when issued?

An account for a participant will be maintained by Computershare in the participant’s name as shown on the Company’s records at the time the participant enters the Plan. When issued, certificates for full Common Shares will be registered in the account name.

Upon written request, certificates can also be registered and issued in names other than the account name upon the execution of a lawful stock power assignment, if applicable, subject to compliance with any applicable laws, provided that the certificate or stock power assignment bears the signature of the participant and the signature is authenticated with a Medallion Signature Guarantee.

CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL

22.	How do participants change their method of participation?

Participants may change their method of participation at any time by accessing their account through the Internet at www.nstar.com or Computershare’s website at www.computershare.com, by calling Computershare at 1-800-338-8446, or by completing a new enrollment form and returning it to Computershare. A participant may also submit a written request to Computershare Trust Company, N.A., NSTAR Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078. The enrollment form must be received by Computershare on or before the record date of a dividend in order for the change to be effective for such dividend.

23.	May a participant withdraw from the Plan?

Yes. The Plan is entirely voluntary and a participant may withdraw at any time.

If the request to withdraw is received by Computershare on or before the record date for any particular dividend, the amount of the dividend which would otherwise have been invested on such Investment Date, will be paid as soon as practicable to the withdrawing participant. Thereafter, all dividends will be paid by check to the shareholder. A shareholder may elect to re-enroll in the Plan at any time as described in Question 6.

24.	How do participants withdraw some or all of their Common Shares from the Plan?

In order to withdraw from the Plan, participants must notify Computershare by accessing their account through the Internet at www.nstar.com or Computershare’s website at www.computershare.com, by telephone at 1-800-338-8446 or in writing with a withdrawal request. A withdrawal/termination form is provided on the account statement for this purpose. This notice should be addressed to Computershare Trust Company, N.A., NSTAR Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates will be issued for whole Common Shares credited to the participant’s account under the Plan and a cash payment will be made for any fraction of a Common Share.

The participant may request through the Internet, by telephone or in writing that some or all of the Common Shares, both whole and fractional, credited to the participant’s account in the Plan be sold. If a participant requests that Common Shares be sold, the participant’s interest in any fractional Common Share held at termination will be paid in cash at the then current market value of the Common Shares as determined in the manner set forth in Question 18 for purchases, less any processing fee and any service charge.

If Computershare receives a participant’s notice of termination near the record date for a dividend, Computershare may either pay the dividend in cash or reinvest it under the Plan on the Investment Date on the participant’s behalf. If reinvested, Computershare may sell the Common Shares purchased and send the proceeds to the participant, less any processing fee and any service charge.

The participant may request that some or all of the Common Shares, both whole and fractional, credited to the participant’s account in the Plan be sold. Participants have two choices when making a sale, depending on how the sale request is submitted, as follows:

Market Order: A market order is a request to sell Common Shares promptly at the current market price. Market order sales are only available at www.computershare.com through Investor Centre or by calling Computershare at 1-800-338-8446. Market order sale requests received at www.computershare.com through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by Computershare’s broker, less a service charge and any applicable processing fee.

Batch Order: A batch order is an accumulation of all sale requests for Common Shares submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five (5) business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales are available at www.computershare.com through Investor Centre or by calling Computershare directly at 1-800-338-8446. All sale requests with an anticipated market value of $100,000 or more are required to be submitted in writing. All sale requests received in writing will be submitted as batch order sales. Computershare will sell your Common Shares on the open market within five (5) business days of receipt of your request. For this purpose, Computershare may combine each selling Plan participant’s Common Shares with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan participant shall be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less a service charge and any applicable processing fee.

Participants should be aware that prices of Common Shares may fall during the period between a request for sale, its receipt by Computershare, and the ultimate sale in the open market within five (5) business days after receipt. This risk should be evaluated by the participant and is a risk to be borne solely by the participant. Proceeds from the sale of Common Shares will not be mailed to the participant prior to settlement of funds from the brokerage firm, which usually occurs three (3) business days after the sale of Common Shares. Information regarding the sale of Common Shares will be furnished to the Internal Revenue Service (the “IRS”).

25.	How does an employee participating through payroll deductions withdraw from the Plan?

In addition to the withdrawal request sent to Computershare, a participating employee who wishes to discontinue the payroll deductions must notify the Company’s Payroll Department in writing sufficiently in advance of the employee’s next paycheck to allow processing (normally at least two (2) weeks). If the notice is timely received by the Company, no further payroll deductions will be made. The accumulated amount withheld during the period between the last Investment Date and the time the withdrawal request is processed (even if less than the $50 monthly minimum amount) will be invested on the next month’s Investment Date, unless prior to such Investment Date the employee notifies the Company’s Payroll Department in writing that such employee wants to receive all withheld amounts in cash.

If an employee has withdrawn from the Plan with Computershare prior to discontinuing payroll deduction, the accumulated amount withheld will be paid to the employee in cash.

26.	What happens to a fraction of a Common Share when a participant withdraws from the Plan?

When a participant withdraws from the Plan, a cash payment representing any fraction of a Common Share will be mailed directly to the participant. The cash payment will be based on the then current market price of the Common Shares as determined in the manner described in Question 18 for purchases when the transaction is processed. Participants should retain their statement of account as their record for income tax purposes.

27.	May an employee terminate participation through payroll deductions and still remain in the Plan?

Yes. An employee who terminates payroll deductions may leave Common Shares in the Plan. The participant may also continue to make optional cash investments.

28.	What happens if a participant has less than one full Common Share in their Plan account?

If a participant does not own at least one whole Common Share registered in their name or held through the Plan, their participation in the Plan may be terminated at the sole discretion of NSTAR. NSTAR may also terminate participation in the Plan upon written notice mailed to a participant at the address appearing on Computershare’s records. If a participant’s participation in the Plan has been terminated, the participant will receive a check for the cash value of any fractional Common Share held in their Plan account. Fractions of Common Shares will be valued at the then current market price.

29.	May a participant who has withdrawn from the Plan rejoin?

Generally, a participant that has withdrawn from the Plan may again rejoin at any time. However, the Company reserves the right to reject any former participant on the grounds of excessive withdrawals.

OTHER INFORMATION

30.	What happens when a participant sells or transfers all of the certificate Common Shares registered in the participant’s name?

If a participant disposes of all Common Shares registered in the participant’s name in certificate form, Computershare will continue to hold any Common Shares credited to the account under the Plan in book-entry form. As long as there are Common Shares credited to a participant’s account, that participant will remain a participant in the Plan until the participant notifies Computershare of a desire to terminate participation. However, if a participant has only a fractional Common Share credited to the participant’s account under the Plan on the record date for any cash dividend on the Common Shares, the Company reserves the right not to reinvest any additional dividends on such fractional Common Share. If the Company exercises this right, the participant will receive a cash payment representing such fraction of a Common Share plus the amount of the cash dividend on such fraction. The cash payment for the fractional Common Share will be valued at the then current market price of the Common Shares when the transaction is processed.

31.	What happens if the Company declares a share split?

Any split shares distributed by the Company on Common Shares credited to a participant’s account or held by a participant in certificate form will be credited to the participant’s account in book-entry form.

32.	How will a participant’s Common Shares held under the Plan be voted at meetings of shareholders?

You have the exclusive right to exercise all voting rights with respect to all of the Common Shares credited to your account. Participants will receive proxy materials from the Company for each shareholder meeting that will cover all the Common Shares registered in the participant’s name.

33.	What are the federal income tax consequences of participation in the Plan?

a.	Reinvested Dividends

Reinvested dividends will be subject to federal income tax in the same manner as if the dividend was paid in cash. An IRS Form 1099-DIV will be mailed by January 31.

The tax basis of Common Shares purchased with reinvested dividends is the amount taxed as a dividend upon the receipt of such Common Shares, including amounts paid for processing fees and service charges.

In the case of a shareholder who is subject to backup withholding tax on dividends under the Plan, or a foreign shareholder whose dividends are subject to U.S. income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested in Common Shares.

b.	Optional Cash Investments

Participants who purchase Common Shares with optional cash investments realize no taxable income at the time of the purchase. Employees of the Company who participate in the payroll deduction aspect of the Plan will have the same federal income tax obligations with respect to the payroll deductions as they would have had if the money were not deducted from their paycheck. Participating employees will be treated for federal income tax purposes as having received the full amount of their salary for that pay day notwithstanding the deductions from their paychecks.

The tax basis of Common Shares purchased with optional cash investments is the amount paid for the Common Shares, including amounts paid for processing fees and service charges.

c.	General

A participant will not realize any taxable income solely as a result of receiving a certificate for whole Common Shares credited to the participant’s account, either upon request for the certificates for certain of those Common Shares or upon withdrawal from or termination of the Plan.

A participant will recognize a gain or loss when Common Shares are sold, whether such sale is pursuant to a request upon the participant’s withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. A participant will also recognize a gain or loss upon receipt of a cash payment for a fraction of a Common Share. In either event, the amount of the gain or loss will be the difference between the amount which the participant receives for the Common Shares or fraction of a Common Share and the tax basis thereof.

All participants are urged to consult their own tax advisors to determine the particular federal, state, and/or local tax consequences that may result from their participation in the Plan and the subsequent disposal by them of Common Shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the U.S. will vary from jurisdiction to jurisdiction.

All Common Shares that are sold through Computershare will be reported to the IRS as required by law. IRS Form 1099-B will be mailed by January 31 to all those who sold Common Shares through the Plan. The 1099-B form will only include proceeds received from the sale of Common Shares. The participant is responsible for calculating the cost basis of the Common Shares sold and any gain or loss on the sale.

d.	Shareholders Subject to Withholding

Under backup withholding requirements of federal income tax law, dividends that are reinvested and the proceeds of the sale of any Common Shares under the Plan will be subject to the withholding tax if (i) the participant fails to certify to Computershare that he or she is not subject to backup withholding and that the taxpayer identification number on the account is correct (on Form W-9); or (ii) the IRS notifies the Company or Computershare that the participant is subject to backup withholding. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of Common Shares and the remaining amount will be reinvested or paid as instructed.

If a participant is a non-resident foreign participant, under withholding requirements of federal income tax laws, dividends that are reinvested under the Plan will be subject to the withholding tax unless reduced or eliminated pursuant to tax treaties. Any required income tax withholding will be deducted from dividends and the remaining amount will be reinvested.

34.	May the Plan be changed or discontinued?

While the Company hopes to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to participants.

35.	What is the liability of the Company and Computershare under the Plan?

The Company and Computershare will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death, the price at which the Company’s Common Shares are purchased or sold for participants’ accounts, the times when purchases or sales are made, or fluctuations in the market value of the Company’s Common Shares.

The participant should recognize that neither the Company nor Computershare can assure a profit or protect against a loss on the Common Shares purchased under the Plan.

36.	Who interprets and regulates the Plan?

The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

USE OF PROCEEDS

We will receive proceeds from the purchase of our Common Shares pursuant to the Plan only to the extent that those purchases are of newly issued Common Shares made directly from us, and not from open market purchases. Any proceeds that we receive from purchases of newly issued Common Shares will be used for general corporate purposes. We cannot estimate the amount of any such proceeds at this time.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities described in this Prospectus. The registration statement, including attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this Prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room at 100F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The Internet address of that site is: www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This Prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2007.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

•

Description of the Common Shares included in the Registration Statement on Form S-4 filed with the SEC on May 12, 1999, including any amendment or report filed for the purpose of updating such description.

•

We incorporate by reference additional documents that we may file with the SEC between the date of this Prospectus and the date we sell all of the covered securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain any of the documents incorporated by reference in this Prospectus from us, or from the SEC through the SEC’s Internet site at the address described previously or at our website at www.nstar.com. Our website is not part of this Prospectus. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this

Prospectus. You can obtain documents incorporated by reference in this Prospectus by requesting them in writing or by telephone from us at the following address:

NSTAR

Investor Relations

One NSTAR Way

Westwood, MA 02090

(781) 441-8338

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this Prospectus or in any of the materials that we have incorporated into this Prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

VALIDITY OF COMMON SHARES

The validity of the Common Shares has been passed upon by Ropes & Gray LLP for the Company.

EXPERTS

The consolidated financial statements of NSTAR as of and for the year ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to NSTAR’s Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

With respect to the unaudited financial information of NSTAR for the three-month periods ended March 31, 2008 and 2007, three and six-month periods ended June 30, 2008 and 2007, and three and nine-month periods ended September 30, 2008 and 2007, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 2, 2008, August 1, 2008, and November 7, 2008 for the three-month periods ended March 31, 2008 and 2007, three and six-month periods ended June 30, 2008 and 2007, and three and nine-month periods ended September 30, 2008 and 2007, respectively, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

NSTAR

Dividend Reinvestment and Direct Common

Shares Purchase Plan

PROSPECTUS

November 28, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

1. Registration Fee	$0
2. Cost of Printing and Mailing	12,000
3. Accounting Fees	6,000
4. Legal fees	15,000
6. Miscellaneous	3,000

Total	$36,000

Item 15.	Indemnification of Directors and Officers.

NSTAR’s declaration of trust provides that, to the extent legally permissible, each of NSTAR’s trustees and officers shall be indemnified by the trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR; provided, however, that as to any matter disposed of by a compromise payment by such trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expense shall be provided unless such compromise shall be approved as in the best interests of NSTAR, after notice that it involves such indemnification, (i) by a disinterested majority of the trustees then in office, or (ii) by a majority of the disinterested trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR, or (iii) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested trustee or officer.

No trustee, officer or agent of NSTAR shall be liable except for acts or failures to act which at the time would impose liability on him or her if the trust were a Massachusetts business corporation and he or she were a director, officer or agent thereof, respectively. In determining what he or she reasonably believes to be in the best interests of NSTAR, a trustee may consider the interests of NSTAR’s employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of NSTAR, its subsidiaries and its shareholders, including the possibility that these interests may best be served by the continued independence of NSTAR. Notwithstanding any provision of law or any provision contained in the declaration of trust, a trustee shall not be liable to NSTAR or any shareholder for monetary damages for breach of fiduciary duty as a trustee except with respect to any matter as to which such liability is imposed by applicable law and he or she shall have been adjudicated (i) to have breached his or her duty of loyalty to NSTAR or its shareholders, (ii) to have acted not in good faith, or omitted to act in good faith, (iii) to have knowingly violated the law or intentionally engaged in misconduct, or (iv) to have derived any improper personal benefit from a transaction.

In discharging his or her duties, a trustee or officer of NSTAR, when acting in good faith, shall be fully protected in relying upon the books of account of NSTAR or of another organization in which he or she serves as contemplated by the indemnification provisions of the declaration of trust, reports made to NSTAR or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the trustees or similar governing body of such other organization, or upon other records of NSTAR or of such other organization. The rights of indemnification provided in the declaration of trust shall not be exclusive of or affect any other rights to which any trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. As used in the relevant provisions of the declaration of trust, the terms “trustee” and “officer” include persons who serve at the request of NSTAR as directors, officers, or trustees of another organization in which NSTAR has any direct or indirect interest as a shareholder, creditor or otherwise.

Expenses, including counsel fees, reasonably incurred by any trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the declaration of trust may be advanced by NSTAR prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification. Nothing contained in these provisions affects any rights of indemnification to which NSTAR personnel other than trustees and officers may be entitled by contract or otherwise under law. No trustees shall be obligated to give any bond or other security for the performance of any of his or her duties.

NSTAR has purchased two-part policies of insurance covering directors’ and officers’ liability and reimbursement of certain expenses of NSTAR for indemnification of a director or officer. The policies covering directors’ and officers’ liability provide for payment on behalf of a director or officer of any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined) subject to certain exclusions.

For the undertaking with respect to indemnification, see Item 17 herein.

Item 16.	Exhibits

See “Exhibit Index.”

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that:

(A) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d)

of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of November, 2008.

NSTAR

By:	/S/ JAMES J. JUDGE
James J. Judge, Senior Vice President, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

In addition, the undersigned officers and trustees of NSTAR, hereby severally constitute and appoint James J. Judge and Douglas S. Horan and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-3 of NSTAR, and generally to do all such things in our name and on our behalf in our capacities indicated below to enable NSTAR to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.

/S/ THOMAS J. MAY	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Trustee	Date: November 20, 2008
THOMAS J. MAY

/S/ JAMES J. JUDGE	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	Date: November 20, 2008
JAMES J. JUDGE

/S/ ROBERT J. WEAFER, JR.	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	Date: November 20, 2008
ROBERT J. WEAFER, JR.

/S/ GARY L. COUNTRYMAN	Trustee	Date: November 20, 2008
GARY L. COUNTRYMAN

/S/ DANIEL DENNIS	Trustee	Date: November 20, 2008
DANIEL DENNIS

/S/ THOMAS G. DIGNAN, JR.	Trustee	Date: November 20, 2008
THOMAS G. DIGNAN, JR.

/S/ CHARLES K. GIFFORD	Trustee	Date: November 20, 2008
CHARLES K. GIFFORD

/S/ MATINA S. HORNER	Trustee	Date: November 20, 2008
MATINA S. HORNER

/S/ PAUL A. LA CAMERA	Trustee	Date: November 20, 2008
PAUL A. LA CAMERA

/S/ SHERRY H. PENNEY	Trustee	Date: November 20, 2008
SHERRY H. PENNEY

/S/ WILLIAM C. VAN FAASEN	Trustee	Date: November 20, 2008
WILLIAM C. VAN FAASEN

/S/ GERALD L. WILSON	Trustee	Date: November 20, 2008
GERALD L. WILSON

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	NSTAR Declaration of Trust, dated April 20, 1999, as amended April 28, 2005 (incorporated by reference to Exhibit 3 to the NSTAR Form 10-Q for the quarter ended June 30, 2005 (No. 1-14768).

4.2	By-laws of NSTAR, dated April 20, 1999 (incorporated by reference to Annex E to the Proxy Statement/Prospectus in Part I of Registration Statement on Form S-4 of NSTAR (No. 333-78285)).

5.1	Opinion of Ropes & Gray LLP.

15.1	Awareness Letter of PricewaterhouseCoopers LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Ropes & Gray (included in Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page attached hereto).